Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the consolidated financial statements of Nixxy, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of Nixxy, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

July 28, 2025